UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2008

SFH I ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52643	20-5941535
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

3363 NE 163rd Street, Suite 706, North Miami Beach, Florida 33160
(Address of principal executive offices) (zip code)

(786) 923-0512
(Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As reported in the Quarterly Report on Form 10-Q of SFH I Acquisition Corp (the “Company”) as filed with the SEC on August 14, 2008, the Company entered into an agreement with the shareholders of Protech Biosystems Private Limited (“Protech”) to acquire all of the issued and outstanding shares of Protech in exchange for 6.1 million shares of the Company’s common stock (the “Share Exchange Agreement”). The closing of the transaction was subject to certain conditions precedent, including but not limited to, the delivery of audited financial statements prepared in accordance with United States GAAP by the Company and the approval of the appropriate regulatory body in India. The closing of the transaction occurred on October 23, 2008 upon the satisfaction of all closing conditions.

Item 2.01 Completion of Acquisition of Disposition of Assets

Description of Protech

Protech was incorporated in India under the Companies Act, 1956 by its current Chairman , Dr. Sanjiw Kumar Singh as a Private Limited Company in 1998. Protech began its commercial operations in 1998 in New Dehli, India. Protech acquired its own manufacturing plant in 2004. Protech specializes in the manufacture of generic pharmaceutical formulations for sale in India, the Russian Federation (“Russia”) and Commonwealth of Independent States (“CIS”) countries such as. Uzbekistan, Belarus, Kyrgyzstan and Armenia. Protech manufacturing facilities are capable of producing injections, tablets, capsules, liquid syrups and ointments. Protech has products registered for sale in Mongolia, Uzbekistan, Belarus, Kyrgyzstan and Armenia, however, it has not commenced sales of its product in such nations to date. Protech currently sells product in Russia through its representative office in Moscow and in Armenia and Mongolia through distributors. Approximately 90% of Protech’s exports are to Russia.

Overview of Russian Healthcare Industry

When the Russian Federation emerged from the former USSR in 1991, the social net that had provided for Russians' healthcare needs, including centralized distribution of medication ceased to exist. Following the dissolution of the USSR, there was no formal healthcare system or drug registry. Foreign pharmaceutical companies were able to sell what they had in stock into the new private distribution structure.

The Constitution of the Russian Federation (the “Russian Constitution”) was ratified in December 1993. Under the Russian Constitution, all citizens have the right to receive free healthcare. The mandatory insurance law, adopted in 1992, outlines the financial mechanism by which Russia provides universal coverage and provides all necessary health services at no charge, under the Semashko system. Employees contribute 3.6% of their payroll to federal and regional state insurance funds. Regional funds take 3.4% and distribute the resources to independent, though highly regulated, insurance companies on a per capita basis. The federal fund receives 0.2% to pay for the unemployed, children and retirees. Insurers pay for hospitalization, through a diagnostic related group-based retrospective payment system, and reimburse out-patient facility on a per capita basis. Local governments use global budgeting to determine annual fund and repayment targets, and adjust the payroll accordingly.

Market for Generic Pharmaceuticals in Russia

Most of generic drug manufacturers selling products in Russia are from Europe and India. The share of domestic Russian Pharmaceutical companies is less than 30%. Of the domestic Russian entities, approximately 20-30 companies account for approximately 80% of the total sales.

The Russian pharmaceutical market has three major segments: commercial (pharmacy), hospital and government (regional and drug reimbursement programs). The share of generic drugs is almost 90% in terms of unit consumption and 40% in terms of value, including branded and incrementally modified generics. Approximately 70% of the generics market is controlled by 20 pharmaceutical companies (5 local and 15 foreign) of which Gedeon Richter, Berlin Chemie, Otechest Lekarstvo, Nyomed and Pharstandard are the five largest operators.

Principal Products and Their Markets

Protech specializes in the manufacture of generic pharmaceutical products. Its products are sold in India and exported to Russia, Armenia and Monolia. In addition, it has products registered for sale in Mongolia, Uzbekistan, Belarus and Kyrgyzstan.

Exports:

Russia: Currently 90% of Protech’s production is being exported to Russia.

The products which are currently being exported by Protech to Russia are as follows:

	BRAND NAME	INTERNATIONAL SALT NAME	REMARKS	Registeration No:	Validity
1	OPERAZ 1GM	Cefoperazone for injection	Being manufactured at own Gurgaon Plant	015385/01-240907	07.02.2009
2	CEFTRIAXONE 1GM	Ceftriaxone for injection		014003/01-2002-29.5.2002	Applied For Extension
3	CEFZID 1GM	Ceftazidime for injection		014541/01-240907	03.02.2009
4	PROXIME 750 GM	Cefuroxime for injection		12596-02	12.04.2009
5	CLARITHROMYCIN 250 MG	Clarithromycin		12818-03j	21.04.2009
6	PROCIPRO 500 MG	Ciprofloxacin		011833/01-2000	Applied for Extension Awaited in July2008
7	PROCIPRO 250 MG	Ciprofloxacin		011833/01-2000	Applied for Extension Awaited in July2008
8	PROLID 100 MG	Nimusulide		013006/01-2001	Applied for Extension Awaited in Aug 2008
9	PROCANAZOLE 50 MG	Flucanazole		12858-03	01.07.2009
10	PROCANAZOLE 150 MG	Flucanazole		12858-03	01.07.2009
11	PROMEZ 20 MG Capsules	Omeprazole		10996-06	Unlimited
12	PROCIPRO INFUSION	Ciprofloxacin	Being manufactured under loan license in Gujarat	011833/02-2002	Unlimited
13	PROCANAZOLE INFUSION	Flucanazole		13478-05	26.05.2010
14	OFLOXACIN INFUSION	Ofloxacin		002613/07-070907	Unlimited

Product registrationscurrently pending with the Ministry of Health of the Russian Federation (“MOHRF”) are as follows:

No:	Brand Name	Generic Name	Registration No’s:
1	Domet	Domperidone	Pending with MOH RF.
2	Sanaxol	Albendazole	Pending with MOH RF.
3	Profast	Fexofenadine	Pending with MOH RF.
4	Propenem	Meropenem	Pending with MOH RF.
5	Ofloxacin tablets	Ofloxacine	Pending with MOH RF.
6	Ladef	Cefipime	Pending with MOH RF.
7	Proklast	Calcium	Pending with MOH RF.
8	Ondasterion Tab/Suspension	Ondasteron	Pending with MOH RF.

10	Abronal syrup	Ambroxol	Pending with MOH RF.
11	Bactocef	Cefaperazone with Sulbactum	Pending with MOH RF.
12	Ledrit	Lepromide	Pending with MOH RF.
13	Algotal	Pyroxine	Pending with MOH RF.

Mongolia : Protech’s products which are currently registered in Mongolia are as follows:

No.	Brand Name	Generic Name	Registration Number	Validity
1	Clarithromycin Protech 250mg Tablets	Clarithromycin	F060710JP01502	07/2010
2	Prolid 100mg tablets	Nimesulide	F060710MP01503	07/2010
3	Procipro 2gm/ml 100ml solution for infusion	Ciprofloxacin	F060710JP01498	07/2010
4	Ceftriaxone Protech 1000 mg Powder for Inj.	Ceftriaxone	F060710JP01500	07/2010
5	Proxim 750mg Powder for Injection	Cefuroxime	F060710JP01499	07/2010
6	Promez 20mg Capsules	Omeprazole	F060710APO1504	07/2010
7	Cefzid 1000mg Powder for Injection	Ceftazidime	F060710JP01501	07/2010
8	Procanazole Cap. 50mg, 150mg	Fluconazole	F060710JP01505	07/2010

Uzbekistan :

Protech’s products which are currently registered in Uzbekistan are as follows:

No.	Brand Name	Generic Name	Registration Number	Validity
1	Klaritomitcin Protech 250mg Tablets	Clarithromycin	B250-95 06306	Unlimited
2	Prolid 100mg tablets	Nimesulide	B 250-95 02106	Unilimted
3	Procipro 250mg, 500mg ,2mg/ml 100ml solution for infusion	Ciprofloxacin	B 250-95 54905	Unilimted
4	Seftriakson Protekx 1000 mg Powder for Inj.	Ceftriaxone	B 250-95 01806	Unilimted
5	Proksim 750mg Powder for Injection	Cefuroxime	B 250-95 01906	Unilimted
6	Promez 20mg Capsules	Omeprazole	B 250-95 54805	Unilimted
7	Sefzid 1000mg Powder for Injection	Ceftazidime	B 250-95 02206	Unilimted
8	Prokanazole Cap. 50mg, 150mg	Fluconazole	B 250-95 02006	Unilimted
9	Prokanazole 2mg/ml 100ml infusion	Fluconazole	B 250-95 15607	Unilimted
8	Operaz 1000 mg Injection	Cefaparazone	B 250-95 03506	Unilimted

Belarus:

Protech’s products which are currently registered in Belarus are as follows:

No.	Brand Name	Generic Name	Registration Number	Validity
1	Clarithromysin Protech 250mg	Clarithromysin	8177/07	25.04.2012
2	Ondansetron Protech 4mg,8mg	Ondesttriaone	8176/07	25.04.2012
3	Profast 120mg,180mg	Fexofenadine	8087/07	27.04.2012

Kyrgyzstan:

Protech’s products which are currently registered in Kyrgyzstan are as follows:

No.	Brand Name	Generic Name	Registration Number	Validity
1	Klaritomitcin Protech 250mg Tablets	Clarithromycin	P-2006-592 KP No: 3877	November 2011
2	Prolid 100mg tablets	Nimesulide	P-2006-592 KP No: 3874	November 2011
3	Procipro 250mg, 500mg ,2mg/ml 100ml solution for infusion	Ciprofloxacin	P-2006-592 KP No: 3876	November 2011
4	Seftriakson Protekx 1000 mg Powder for Inj.	Ceftriaxone	P-2006-592 KP No: 3872	November 2011
5	Proksim 750mg Powder for Injection	Cefuroxime	P-2006-592 KP No: 3871	November 2011
6	Promez 20mg Capsules	Omeprazole	P-2006-592 KP No: 3873	November 2011
7	Sefzid 1000mg Powder for Injection	Ceftazidime	P-2006-592 KP No: 3878	November 2011
8	Prokanazole Cap. 50mg, 150mg	Fluconazole	P-2006-592 KP No: 3875	November 2011
9	Operaz 1000 mg Injection	Cefaparazone	P-2006-592 KP No: 3870	November 2011

Armenia:

Protech’s products which are currently registered in Armenia are as follows:

No.	Brand Name	Generic Name	Registration Number	Validity
1	Clarithromycin Protech 250mg Tablets	Clarithromycin	1192/7203	13.09.2012
2	Prolid 100mg tablets	Nimesulide	1193/7202	13.09.2012
3	Procanazole Cap. 150mg,	Fluconazole	1198/7197	13.09.2012
4	Ceftriaxone Proteck 1gm Powder for Inj.	Ceftriaxone	1195/7200	13.09.2012
5	Proxim 750mg Powder for Injection	Cefuroxime	1197/7198	13.09.2012
6	Promez 20mg Capsules	Omeprazole	1197/7204	13.09.2012
7	Cefzid 1gm Powder for Injection	Ceftazidime	1196/7199	13.09.2012
8	Procanazole Cap. 50mg,	Fluconazole	1199/7196	13.09.2012
9	Procanazole 2mg/ml 100ml infusion	Fluconazole	1200/7195	13.09.2012
10	Operaz 1gm Injection	Cefaparazone	1194/7201	13.09.2012

Distribution of Products

Russia
Protech has a representative office in Moscow, the capital of the Russian Federation, dedicated to sales promotion and registration of products with the Ministry of Health Russian Federation. Protech sells these products through national distributors by way of its 32 strategically located distribution centers. Medical representatives of its branch office are deployed to carry out the promotional activities to help these distributors liquidate its products.

Armenia and Mongolia

In Armenia and Mongolia, Protech ships product to distributors on an outright sale basis with 50% due in advance and the balance due upon delivery of the goods. Protech provides all sales and marketing material to the distributors who have their own marketing teams. The distributors have their own registration departments who follow up with proceedings in the Minsitry of Health in their respective countries to obtain registrations of Protech’s products and identify new formulations that Protech may seek to register.

Uzbekistan and Kyrgyzstan

Protech is currently seeking potential distributors of its products in these nations as it has registered products in these nations.

India

Protech maintains a centralized marketing office in Gurgaon, the location of its manufacturing facility. The marketing team in India is led by a national sales manager and assisted by brand managers and training managers.

Protech products are marketed in the following states in India:

i.	Delhi
ii.	Uttar Pradesh
iii.	Punjab
iv.	Haryana
v.	Jammu & Kashmir
vi.	Bihar
vii.	Jharkhand
viii.	Madhya Pradesh
ix.	Uttar Anchal
x.	Uttrakhand
xi.	Rajasthan
xii.	Himachal Pradesh.

For distribution and sales of the products there is one Consignee Sales Agent (“CSA”) in each of the above mentioned states, each of which has approximately fifteen distributors across each state. Protech transfers manufactured product to CSA. CSA’s sell Protech’s product to distributors at which time the sale is recorded by Protech. There are medical representatives who visit doctors for the promotion of Protech’s products.and visit retaillors to get orders. Product is shipped directly to these CSA’s who supply the products to distributors.

Competition in Russia

Manufacturers are the source of the prescription as well as non prescription drugs in the pharmaceutical supply chain. The pharmaceutical manufacturing industry is composed of two distinct business models: manufacturers of brand-name drugs (e.g., Sanofi-Aventis, Novartis, Roche, Pfizer, etc.) and manufacturers of generic drugs (e.g., Gedeon Richter, Berlin Chemie, Nycomed, Actavis, Pharmstandard, etc.). There are a few pharmaceutical companies that participate in both the branded and generic parts of the industry, and both models focus on the manufacturing and packaging of pharmaceutical products, but there are other important differences. Most brand manufacturers devote a portion of their expenses to the scientific research and development of new drug therapies. Generic drug manufacturers typically do not develop new drug therapies, but instead manufacture generic compounds that compete directly with the original branded version of a drug once the brand product's patent protection has expired.

Most of the generic drug manufacturers with sales in the Russian Federation are from Europe and India. The market share of Russian Pharmaceutical companies amounts to less than 30%, of which approximately 20-30 Russian companies account for 80% of the total sales.

Government Regulation

Regulation of the Indian Pharmaceutical Industry

All pharmaceutical companies that manufacture and market products in India are subject to various national and state laws and regulations, which principally include the Drugs and Cosmetics Act, 1940, the Drugs (Prices Control) Order, 1995 (DPCO), various environmental laws, labor laws and other government statutes and regulations. These regulations govern the testing, manufacturing, packaging, labeling, storing, record-keeping, safety, approval, advertising, promotion, sale and distribution of pharmaceutical products.

In India, manufacturing licenses for drugs and pharmaceuticals are generally issued by state drug authorities. Under the Drugs and Cosmetics Act, 1940, the state drug administrations are empowered to issue manufacturing licenses for drugs if they are approved for marketing in India by the Drug Controller General of India (“DCGI”). Prior to granting licenses for any new drugs or combinations of new drugs, DCGI clearance has to be obtained in accordance with the Drugs and Cosmetics Act, 1940.

Pursuant to the amendments in May 2005 to Schedule Y of the Drugs and Cosmetics Act, 1940, manufacturers of finished dosages are required to submit additional technical data to the DCGI in order to obtain a no-objection certificate for conducting clinical trials as well as to manufacture new drugs for marketing.

All pharmaceutical manufacturers that sell products in any country are subject to regulations issued by the ministry of health (“MoH”) of the respective country. These regulations govern, or influence the testing, manufacturing, packaging, labeling, storing, record-keeping, safety, approval, advertising, promotion, sale and distribution of products.

 MoH approval of an application is required before a generic equivalent of an existing or referenced brand drug can be marketed. When processing a generics application, the MoH waives the requirement of conducting complete clinical studies, although it normally requires bioavailability and/or bioequivalence studies. “Bioavailability” indicates the rate and extent of absorption and levels of concentration of a drug product in the blood stream needed to produce a therapeutic effect. “Bioequivalence” compares the bioavailability of one drug product with another, and when established, indicates that the rate of absorption and levels of concentration of the active drug substance in the body are the equivalent for the generic drug and the previously approved drug. A generic application may be submitted for a drug on the basis that it is the equivalent of a previously approved drug. Before approving a generic product, the MoH also requires that our procedures and operations conform to Current Good Manufacturing Practice (“cGMP”) regulations, relating to good manufacturing practices as defined by various countries. We must follow the cGMP regulations at all times during the manufacture of our products. We continue to spend significant time, money and effort in the areas of production and quality testing to help ensure full compliance with cGMP regulations.

The timing of final MoH approval of a generic application depends on various factors, including patent expiration dates, sufficiency of data and regulatory approvals.

Regulation of the Russian Pharmaceutical Industry

Federal Service on Surveillance in Healthcare and Social Development is the subordinate executive authority of the Ministry of Health and Social development of the Russian Federation which performs control and surveillance in within the sphere of its competence.

Basic functions of Federal Service on Surveillance in Healthcare and Social Development are:
•	Control and Surveillance of

1.	Pharmaceutical activities
2.	Compliance with state standards of quality of medical help
3.	Compliance with state standards, technical requirements for medical products
4.	Production, quality, efficacy, safety, circulation and usage of medical products

5.	Pre-clinical and clinical trials of medicines
6.	Implementation of rules in laboratory and clinical practice
7.	Compliance with state standards of social services

•	Performs the inspections of

1.	Healthcare organizations
2.	Pharmaceutical facilities
3.	Wholesalers of pharmaceuticals
4.	Social patronage facilities
5.	Other organizations and sole proprietors working in the sphere of healthcare and social development

•	Organizes

1.	Expertise of quality, efficacy, and safety of medical products

•	Gives Licenses for

1.	Medical activities
2.	Pharmaceutical activities
3.	Manufacture of medical products except veterinary drugs and food supplements
4.	Manufacture of medical equipment

•	Gives Permissions for

1.	Clinical trials of medical products
2.	Use of new medical technologies
3.	Import and export of medical products (for medical purposes) in accordance with Russian regulations
4.	Import of unregistered products for the use in clinical trials

•	Registers

1.	Medicines and medical devices
2.	Limit prices on the substantial and vital medicines in accordance with Russian regulations

•	Administers

1.	State registry of medicines
2.	State registry of prices on substantial and vital medicines
3.	List of healthcare institutions entitled to conduct clinical trials

•	Possesses a Right to

1.	Free access to pharmaceutical manufacturing facility, to collect samples of manufactured medicines in accordance with Russian regulations
2.	Prohibit the manufacture and sale of pharmaceuticals in cases determined by the rules of manufacture and control of quality of medicines in accordance with the order established by Russian regulations

Employees

As of October 23, 2008, Protech employs a total of 150 employees. Protech believes that it has a good working relationship with its employees. Protech is not a party to any collective bargaining agreements.

Description of Property

In March 2004, Protech acquired its own manufacturing plant in the city of India Gurgaon in the state of Haryana in India. Protech owns the land and building. The land is approximately 1,177.50 sq. meters.

Legal Proceedings

 From time to time, Protech may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Protech is not currently aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

RISK FACTORS
Risk Relating to Protech’s Business

Protech may not be able to successfully introduce new products.

Protech’s future results of operations depend, to a significant degree, upon our ability to successfully commercialize additional products. Protech must develop, test and manufacture generic products as well as prove that its generic products are the bio-equivalent of their branded counterparts. All of its products must meet and continue to comply with regulatory and safety standards and receive regulatory approvals; Protech may be forced to withdraw a product from the market if health or safety concerns arise with respect to such product. The development and commercialization process, particularly with respect to innovative products, is both time consuming and costly and involves a high degree of business risk. Protech’s products currently under development, if and when fully developed and tested, may not perform as we expect, necessary regulatory approvals may not be obtained in a timely manner, if at all, and Protech may not be able to successfully and profitably produce and market such products.

If Protech cannot respond adequately to the increased competition it expects to face in the future, it will lose market share and its profits will decrease.

Protech’s products face intense competition from products commercialized or under development by competitors in all its business segments based in India and overseas. Many of its competitors have greater financial resources and marketing capabilities than it does. Some of its competitors, especially multinational pharmaceutical companies, have greater experience than it does in clinical testing and human clinical trials of pharmaceutical products and in obtaining regulatory approvals. Its competitors may succeed in developing technologies and products that are more effective, more popular or cheaper than any it may develop. These developments could render its technologies and products obsolete or uncompetitive, which would harm our business and financial results. Protech believes some of its competitors have broader product ranges, stronger sales forces and better segment positioning than Protech, which enables them to compete effectively.

Protech’s generics business is also facing increasing competition from brand-name manufacturers who do not face any significant regulatory approvals or barriers to entry into the generics market. These brand-name companies sell generic versions of their products to the market directly or by acquiring or forming strategic alliances with Protech’s competitor generic pharmaceutical companies or by granting them rights to sell “authorized generics.” Moreover, brand-name companies continually seek new ways to delay the introduction of generic products and decrease the impact of generic competition, such as filing new patents on drugs whose original patent protection is about to expire, developing patented controlled-release products, changing product claims and product labeling, or developing and marketing as over-the-counter products those branded products which are about to face generic competition.

If Protech fails to comply fully with government regulations regarding the manufacture of its products, it may delay or prevent us from developing or manufacturing its products.

If Protech fails to comply fully with applicable regulations, then there could be a delay in the submission or approval of potential new products for marketing approval. In addition, the submission of an application to a regulatory authority does not guarantee that a license to market the product will be granted. Each authority may impose its own requirements and/or delay or refuse to grant approval, even when a product has already been approved in another country. In many of the international markets into which Protech sells its products, the approval process for a new product is complex, lengthy and expensive. The time taken to obtain approval varies by country but generally takes from six months to several years from the date of application. This registration process increases the cost to us of developing new products and increases the risk that we will not be able to successfully sell such new products.

Reforms in the health care industry and the uncertainty associated with pharmaceutical pricing, reimbursement and related matters could adversely affect the marketing, pricing and demand for our products.

Increasing expenditures for health care has been the subject of considerable public attention in almost every jurisdiction where Protech conducts business. Both private and governmental entities are seeking ways to reduce or contain health care costs. In many countries in which Protech currently operates, including India, pharmaceutical prices are subject to regulation. The existence of price controls can limit the revenues Protech earns from its products. In addition, Protech cannot predict the nature of the measures that may be adopted or their impact on the marketing, pricing and demand for its products.

Governments throughout the world heavily regulate the marketing of Protech’s products. Most countries also place restrictions on the manner and scope of permissible marketing to physicians, pharmacies and other health care professionals. The effect of such regulations may be to limit the amount of revenue thatProtech may be able to derive from a particular product. Moreover, if Protech fails to comply fully with such regulations, then civil or criminal actions could be brought against it.

If a regulatory agency amends or withdraws existing approvals to market Protech’s products, this may cause Protech’s revenues to decline.

Regulatory agencies may at any time reassess the safety and efficacy of our products based on new scientific knowledge or other factors. Such reassessments could result in the amendment or withdrawal of existing approvals to market our products, which in turn could result in a loss of revenue, and could serve as an inducement to bring lawsuits against us.

If Protech is sued by consumers for defects in its products, it could harm its reputation and its profits.

Protech’s business inherently exposes it to potential product liability. The severity and timing of future claims are unpredictable. Protech’s customers may also bring lawsuits against it for alleged product defects. The existence, or even threat of a major product liability claim could also damage its reputation and affect consumers’ views of its other products, thereby negatively affecting its business, financial condition and results of operations.

If Protech does not maintain and increase its arrangements for overseas distribution of its products, its revenues and net income could decrease.

Protech’s products are marketed through third parties by way of marketing and agency arrangements. These arrangements may be terminated by either party providing the other with notice of termination or when the contract regarding the arrangement expires. Protech may not be able to successfully negotiate these third party arrangements or find suitable joint venture partners in the future. Any of these arrangements may not be available on commercially reasonable terms. Additionally, its marketing partners may make important marketing and other commercialization decisions with respect to products Protech develops without its input. As a result, many of the variables that may affect its revenues and net income are not exclusively within its control when it enters into arrangements like these.

If the world economy is affected due to terrorism, wars or epidemics, it may adversely affect Protech's business and results of operations.

Several areas of the world, including India, have experienced terrorist acts and retaliatory operations recently. For example, Mumbai was the target of serial railway bombings in July 2006. Hyderabad, was also subjected to terrorist acts in May and August 2007. In May 2008, the city of Jaipur in the state of Rajasthan was subjected to a series of co-ordinated bombings. If the economy of Protech’s major markets is affected by such acts, its business and results of operations may be adversely affected as a consequence.

Protech operates in a highly competitive and rapidly consolidating industry.

Protech operates in a highly competitive and rapidly consolidating industry. Its competitors, which include major multinational corporations, are consolidating, and the strength of the combined companies could affect its competitive position in all of its business areas. Furthermore, if one of its competitors or their customers acquire any of its customers or suppliers, Protech may lose business from the customer or lose a supplier of a critical raw material.

RISKS RELATING TO INVESTMENTS IN INDIAN COMPANIES

Protech is an Indian company and a substantial part of its operations are conducted, and most of its assets are located, in India. As a result, the following additional risk factors apply.

A slowdown in economic growth in India may adversely affect Protech’s business and results of operations.

Protech’s performance and the quality and growth of its business are necessarily dependent on the health of the overall Indian economy. The Indian economy has grown significantly over the past few years. Any future slowdown in the Indian economy could harm Protech, its customers and other contractual counterparties. In addition, the Indian economy is in a state of transition. The share of the services sector of the economy is rising while that of the industrial, manufacturing and agricultural sector is declining. It is difficult to gauge the impact of these fundamental economic changes on our business.

A significant change in the Indian Government or in its economic liberalization and deregulation policies may adversely affect the Indian economy, the health of which our business depends upon.

The Indian Government has traditionally exercised and continues to exercise a dominant influence over many aspects of the economy. The present Government is a multi-party coalition and therefore there is no assurance that it will be able to generate sufficient cross-party support to implement economic policies or that the existing economic policies will continue. Any significant change in the Government’s economic policies could have a significant effect on Protech’s business. India’s trade relationships with other countries can also influence Indian economic conditions, which in turn can affect Protech’s business.

If communal disturbances or riots erupt in India, or if regional hostilities increase, this would adversely affect the Indian economy, which Protech’s business depends upon.

India has experienced communal disturbances, terrorist attacks and riots during recent years. If such disturbances continue or are exacerbated, our operational, sales and marketing activities may be adversely affected. Additionally, India has from time to time experienced hostilities with neighboring countries. The hostilities have continued sporadically. The hostilities between India and Pakistan are particularly threatening, because both India and Pakistan are nuclear powers. Hostilities and tensions may occur in the future and on a wider scale. These hostilities and tensions could lead to political or economic instability in India and harm our business operations and our future financial performance.

If wage costs or inflation rise in India, it may adversely affect Protech’s competitive advantages over higher cost countries and our profits may decline.

Wage costs in India have historically been significantly lower than wage costs in developed countries and have been one of Protech’s competitive strengths. However, wage increases in India may increase its costs, reduce its profit margins and adversely affect our business and results of operations.

Due to various macro-economic factors, the inflation level in the recent period has increased in India. According to the economic report released by the Department of Economic Affairs, Ministry of Finance in India, the annual inflation rate in India, as measured by the benchmark wholesale price index, Base 1993-94=100 was 11.05% for the week ended June 7, 2008, which is one of the highest in the recent years. This trend may continue and the rate of inflation may further rise. Protech may not be able to pass these costs on to its customers by increasing the price it charges for its products. If this occurs, Protech’s profits may decline.

In the event that a natural disaster should occur in India, including drought, floods and earthquakes, it could adversely affect our production operations and cause Protech’s revenues to decline.

India has experienced earthquakes, floods and droughts in the past and has experienced droughts in recent years. In the event of a drought so serious that the drinking water in the region is limited, the government could cut the supply of water to all industries, including Protech’s facilities. This would adversely affect its production operations and reduce its revenues. Even if we take precautions to provide back-up support in the event of such a natural disaster, the disaster may nonetheless affect its facilities, harming production and ultimately its business.

Stringent labor laws may adversely affect our ability to have flexible human resource policies; labor union problems could negatively affect our production capacity and overall profitability.

Labor laws in India are more stringent than in other parts of the world. These laws may restrict its ability to have human resource policies that would allow it to react swiftly to the needs of its business.

Risks Relating to Our Common Stock:

There is presently no market for our common stock. Any failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

There has been no public market for our common stock and a public market for our common stock may not develop. While we will attempt to have our common stock quoted on the OTC Bulletin Board, since the OTC Bulleting Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Even if our common stock is quoted on the OTC Bulletin Board, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our common stock will be subject to the “penny stock” rules of the SEC.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and

•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Should our common stock become listed on the OTC Bulletin Board, if we fail to remain current with our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current with our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

All references to the "Company," "we," "our" and "us" for periods prior to the closing of the Merger refer to SFH I Acquisition Corp., and references to the "Company," "we," "our" and "us" for periods subsequent to the closing of the Merger refer to Protech Biosystems Private Limited.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see "Forward-Looking Statements" and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

On June 17, 2008, SFH I Acquisition Corp. (the “Company”) entered into an agreement with the shareholders of Protech Biosystems Private Limited. (“Protech”), to acquire all of the issued and outstanding shares of common stock of Protech in exchange for 6.1 million shares of the Company’s common stock. The closing of the transaction was subject to the satisfaction of certain conditions precedent, including, but not limited to, the delivery of audited financial statements in conformity with United States GAAP by Protech and the approval of the Foreign Investment Promotion Board (FIBP) under the Ministry of Finance of the government of India.

The transaction will be accounted as a recapitalization effected by a share exchange, wherein Protech is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity (SFH1 Acquisition Corp.) will be brought forward at their book values and no goodwill will be recognized.

GENERAL OVERVIEW

Protech was incorporated as a private limited company under the laws of India in November 1998. Also in 1998, Protech started its commercial operations in New Dehli, India for the manufacture of pharmaceutical formulations. In March 2004, Protech acquired its own manufacturing plant and started the commercial production thereof in 2005. Protech has the facilities and ability to manufacture injections, tablets, capsules, liquid syrups and ointments. Protech sells its products in India and exports to Russia and the CIS countries such as Uzbekistan, Belarus, Kyrgyzstan and Armenia.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2008 AS COMPARED TO SIX MONTHS ENDED JUNE 30, 2007

SALES

Total sales for the six months ended June 30, 2008 were $1,769,342 as opposed to $2,598,583 for the six months ended June 30, 2007, a decrease of $829,241 or 31.91%. The decrease of $829,241 was primarily attributable to two primary reasons. First, the registration of certain products which the Company was exporting in 2006 expired and the re-registration process takes approximately 12-18 months. . Second, the government of India deducted the rate of DEPB (Export Incentive) on a number of pharmaceutical compositions and unfortunately some of the Company’s products fall in that category, which adversely affected the revenues of the Company. Therefore, the Company did not focus on re-registering those products which had a negative impact on sales.

COST OF SALES

Cost of sales for the six months ended June 30, 2008 were $819,863 as opposed to $1,039,101 for the six months ended June 30, 2007, a decrease of $219,238 or 21.10%. The decrease of $219,238 was primarily attributable to increases in the cost of active pharmaceutical ingredients. In addition labor costs increased as a result of changes in the Indian minimum wages act.

GENERAL AND ADMINSTRATIVE EXPENSES

Selling, general and administrative expenses for the six months ended June 30, 2008 were $852,329 as compared to $1,425,590 for the six months ended June 30, 2007. The decrease of $573,261 was primarily attributable to certain non-recurring expenses in 2007 such as product registration fees and costs associated with overseas branch expansion.

NET INCOME

Net Income for the six months ended June 30, 2008 was $84,685 as compared to $70,478 for the six months ended June 30, 2007.

YEAR ENDED DECEMBER 31, 2007 AS COMPARED TO YEAR ENDED DECEMBER 31, 2006

SALES

Total sales for the year ended December 31, 2007 were $3,607,142 as opposed to $4,633,837 for the year ended December 31, 2006, a decrease of $1,026,695 or 22.15%. The decrease of $1,026,695 was primarily attributable to two primary reasons. First, the registration of certain products which the Company was exporting in 2006 expired and the re-registration process takes approximately 12-18 months. . Second, the government of India deducted the rate of DEPB (Export Incentive) on a number of pharmaceutical compositions and unfortunately some of the Company’s products fall in that category, which adversely affected the revenues of the Company. Therefore, the Company did not focus on re-registering those products which had a negative impact on sales.

COST OF SALES

Cost of sales for the year ended December 31, 2007 were $1,749,878 as opposed to $1,789,204 for the year ended December 31, 2006, a decrease of $39,326 or 2.20%. The decrease of $29,326 was primarily attributable to increases in the cost of active pharmaceutical ingredients. In addition labor costs increased as a result of changes in the Indian minimum wages act.

GENERAL AND ADMINSTRATIVE EXPENSES

Selling, general and administrative expenses for the year ended December 31, 2007 were $1,773,830 as compared to $2,749,330 for the year ended December 31, 2006. The decrease of $975,500 was primarily attributable to the following:

• Reduction in manpower cost for the domestic market due to a slow down in the domestic market. In 2007 the Company closed some of its locations in India on the basis of a cost benefit analysis.
• Due to a reduction in manpower retirement benefits also decreased
•  During 2007 the Company had paid $667,704 as product registration expenses in comparison to $872,120 for 2006. These expenses will continue to be incurred in the future as and when the renewal of registration is required.

•  During 2007 the Company paid $ 50,280 as commission on export in comparison to $426,468 for 2006. There are 2 major reasons for the sharp fall in the commission on export. The first can be related to the turnover due to which the commission on export has also decreased. Secondly the Company had employed its own staff at some of the locations in 2006.

• During 2006 the Company paid $ 303,230 as product and marketing development expenses in comparison to zero in 2007. There expenses are not likely to occur in the future.
• Reduction in financial expenses due to repayment of loan that was taken out in connection with acquisition of manufacturing plant.

NET INCOME

Net Income for the year ended December 31, 2007 was $15,511 as compared to $51,954 for the year ended December 31, 2006.

LIQUIDITY AND CAPITAL RESOURCES

WORKING CAPITAL AND OTHER ACTIVITIES

Protech’s working capital deficiency as of June 30, 2008 amounted to $232,706 as compared to a working capital deficiency of $367,616 as of December 31, 2007. As of June 30, 2008, Protech had cash and cash equivalents of $565,368 as compared to $1,462,888 as of December 31, 2007, a decrease of $897,520 or 61.35%. The decrease in cash and cash and cash equivalents was primarily attributable to repayment of a secured loan to Deutsche Bank and other accounts payable. Accounts payable and accrued expenses as of June 30, 2008 amounted to $2,143,731 as compared to $2,970,177 as of December 31, 2007, a decrease of $826,446 or 27.82%. The decrease in accounts payable and accrued expenses was primarily attributable to payment of accounts payable and accrued expenses. The balance of the current portion of secured loans as of June 30, 2008 was $245,885 as compared to $609,082 as of December 31, 2007, a decrease of $363,197 or 59.63%. This decrease was primarily attributable to repayment of a secured loan from Deutsche Bank. Although the Company intends to seek financing in the current fiscal year in order to further expand its product line and increase the registration of its products, it believes that it has sufficient cash on hand to achieve its current operational objectives.

Net cash used in operating activities for the six months ended June 30, 2008 were $810,319 as compared to $355,925 for the six months ended June 30, 2007, an increase of $454,394 or 127.67%. The increase in net cash used by operating activities resulted primarily from increases in account receivable during the six months ended June 30, 2008 and decreases in inventory during the six months ended June 30, 2007.

MARKET RISKS

Protech sells its products in India, Russia, Armenia and Mongolia with 90% of its exports to Russia. Accordingly, the majority of Protech’s revenues are generated in Russian rubles. Fluctuations in foreign exchange rates and foreign economic conditions may have a significant impact on our financial condition or results of operations. Protech is exposed to foreign exchange rate fluctuations as its financial results are translated into U.S. dollars in consolidation and as our foreign currency consumer receipts is converted into U.S. dollars. Our exposure to foreign exchange rate fluctuations also arises from payables and receivables to and from our foreign subsidiaries, vendors and customers. Foreign exchange rate fluctuations did have a material impact on our financial results in the three and six months ended June 30, 2008 and 2007 and for the years ended December 31, 2007 and 2006.

OFF BALANCE SHEET ARRANGEMENTS

None

CRITICAL ACCOUNTING POLICIES

The policies discussed below are considered by our management to be critical to an understanding of our financial statements because their application places the most significant demands on our management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described below. For these policies, our management cautions that future events rarely develop as forecast, and that best estimates may routinely require adjustment.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments and estimates. On an on-going basis, we evaluate our estimates, the most significant of which include establishing allowances for doubtful accounts and determining the recoverability of our long-lived tangible and intangible assets. The basis for our estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from the amounts estimated and recorded in our financial statements.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

The Company applies the provisions of SEC Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition in Financial Statements (“SAB104”), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.

Revenue from sales of active pharmaceutical ingredients and formulation products is recognized when title and risk of loss of products are transferred to the customer and the following criteria are met:

• Persuasive evidence of an arrangement exists;
• The price to the buyer is fixed and determinable; and
• Collectibility of the sales price is reasonably assured.

Other revenues include export incentives, interest and claim settlements. Revenues under claim settlement agreements are recognized in accordance with the terms of the respective settlement agreements in the period in which the claim is received. Export incentives are recognized on an accrual basis when the right to receive the incentives is established in accordance with the applicable laws.

Inventories

Inventories consist of raw materials, work-in-process, finished goods, and packaging materials, and are stated at cost unless the utility of goods is no longer as great as cost. In such cases, inventory is valued at lower of cost or market. Cost is determined using the first-in-first-out methods for raw materials and packaging materials and includes the purchase price and direct costs, less trade discounts but does not include excise duty as per Indian Excise Law which is the tax on manufacturing.

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on management’s assessment of the credit history with the customer and current relationships with them. As of December 31, 2007 and 2006 the Company recorded a provision for doubtful accounts in the amount of $23,213 and $19,365, respectively.

Foreign Currency Translation

The functional currency of the Company is the Indian Rupee (“INR”). Transactions denominated in foreign currencies are translated into U.S. Dollars using period end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholder’s equity as other comprehensive income/(loss).

Since the Company’s financial statements must be translated into U.S. Dollars from the base currency of INR, major changes in the currency exchange rate between the INR and U.S. Dollars may have a significant impact on the operations of the Company. Although the Company does not anticipate the currency exchange rate to be significantly different over the next 12 months, no such assurances can be given.

Recent Accounting Pronouncements

SFAS No. 159 - In February 2007, the FASB No. 154 issued Statements of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157.

SFAS No. 141 (revised 2007) - In December 2007, the FASB issued Statement No. 141 (revised 2007), Business Combinations. This statement replaces FASB Statement No. 141 Business Combinations. The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, this Statement establishes principles and requirements for how the acquirer 1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire, 2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and 3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing the potential effect of SFAS 141 (revised 2007) on its financial statements.

SFAS No. 160 - In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require 1) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity, 2) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, 3) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, 4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, and 5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently assessing the potential effect of SFAS 160 on its financial statements.

SFAS No. 161 - In March 2008, the FASB issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.” This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.

This Statement is intended to enhance the current disclosure framework in Statement 133. The Statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity’s liquidity from using derivatives.

This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently evaluating SFAS 161 and has not yet determined its potential impact on its future results of operations or financial position.

MANAGEMENT

Executive Officers

Below are the names and certain information regarding the Company’s executive officers

Name	Age	Position
Dr. Sanjiw Kumar Singh	40	Chairman, Chief Executive Officer and President
Mr. Sumir Koul	40	Chief Operating Officer
Ajay Gupta	32	Chief Financial Officer
Alan Jay Weisberg	62	Secretary and Director

Officers are elected annually by the Board of Directors, at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Dr. Sanjiw Kumar Singh -Chairman, Chief Executive Officer and President

On October 23, 2008, Dr. Sanjiw Kumar Singh was appointed as the Company’s Chairman, Chief Executive Officer and President. Prior to joining the Company, he served as Chairman and Managing Director of Protech. Mr. Sanjiw also worked in the pharmaceutical industry as a consultant to such Indian pharmaceutical companies as Ranbaxy, Dr. Reddy's Laboratories Dr. Sanjiw Singh has a PhD in engineering.

Mr. Ajay Gupta - Chief Financial Officer

On October 23, 2008, Mr. Gupta was appointed as the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Gupta previously served as the General Manager of Finance and Accounts of Protech from March 2005. Prior to joining Protech, Mr. Gupta served as the Associate Manager of Finance and Accounts of Singer India Ltd.

Mr. Sumir Kohl - Chief Operating Officer

Mr. Kohl was appointed as the Company’s Chief Operating Officer on October 23, 2008. Prior to joining the Company, he served as an Executive Director of Protech. He previously served as Dy. General Director of Intercare Pharmaceuticals in Moscow, Russia.

Alan Jay Weisberg - Secretary and Director

Mr. Weisberg currently serves as a director of the Company. He previously served as the Company’s Chief Financial Officer. Mr. Weisberg is a Certified Public Accountant and currently operates Weisberg Brause & Co. Mr. Weisberg also currently serves as chief financial officer and as a director of QuickByte Software, Inc., positions he has held from July 2008 to present. Prior to joining the Company, Mr. Weisberg served as chief financial officer and as a director of December 2006 through September 2008. He served as chief financial officer and as a director of Getting Ready Corporation, Inc. from September 2007 through September 2008. From April 1998 through December 2006, Mr. Weisberg served as chief financial officer and as a director of Orthodontix, Inc. In addition, Mr. Weisberg served as chief financial officer and as a director of Protalix Biotehrapeutics, Inc. from December 2006 through April 2007.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth all compensation paid in respect of the Company’s Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Non-qualified Deferred Compen- sation Earnings ($)	All other compen-sation ($)	Total ($)
Armen Karapetyan, President (1)	2007 2006 2005	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil

Alan Jay Weisberg, CFO (2)	2007 2006 2005	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil
(1)	Mr. Karapetyan resigned as the Company’s President, Chief Executive Officer, Secretary, Treasurer and Director effective October 23, 2008.
(1)	Mr. Weisberg resigned as the Company’s Chief Financial Officer and Director effective October 23, 2008.

OUTSTANDING EQUITY AWARDS

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Armen Karapetyan, President (1)	nil	Nil	nil	nil	Nil	nil	nil	nil	nil
Alan Jay Weisberg, CFO (2)	nil	Nil	nil	nil	Nil	nil	nil	nil	nil
(1)	Mr. Karapetyan resigned as the Company’s President, Chief Executive Officer, Secretary, Treasurer and Director effective October 23, 2008.
(2)	Mr. Weisberg resigned as the Company’s Chief Financial Officer effective October 23, 2008.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation, stock option or retirement plan. Such plans may be adopted by us at such time as deemed reasonable by our board of directors. We do not have a compensation committee, all decisions regarding compensation are determined by our board of directors.

DIRECTORS' COMPENSATION

Our directors are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and of Committees of the Board; however, they do not receive any additional compensation for their services as directors. Accordingly, it may be necessary for us to compensate newly appointed directors in order to attract a quality governance team. At this time the Company has not identified any specific individuals or candidates nor has it entered into any negotiations or activities in this regard.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

None.

EMPLOYMENT AGREEMENTS:

On June 6, 2008, the Company entered into an employment agreement with Dr. Sanjiw Kumar Singh, pursuant to which Dr. Kumar agreed to serve as Chief Executive Officer of the Company. The term of Dr. Kumar’s employment agreement is two years, which term may be extended for additional one year periods. Pursuant to his employment agreement, Dr. Kumar is entitled to a base salary of $84,000 per year and a discretionary bonus.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Transactions

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which we are a party:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our company’s capital stock as of October 23, 2008, as to

• Each person known to beneficially own more than 5% of the Company’s common stock
• Each of our directors
• Each executive officer
• All directors and officers as a group

Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Amount Beneficially Owned (2)	Percentage of Class(2)	Title of Class
Armen Karapetyan (3)	2,500,000	14.80%	Common
Joseph Rached	2,500,000	14.80%	Common
Sanjiw Kumar Singh(4)	2,055,700	12.16%	Common
Raju Kumar Singh	2,022,150	11.97%	Common
Rana Rajesh Kumar	2,022,150	11.97%	Common
Alan Jay Weisberg (5)	0	0%	Common
All officers and directors as a group (3 persons	2,055,700	12.17%	Common

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o SFH I Acquisition Corp., 3363 NE 163rd Street, Suite 706, North Miami Beach, Florida 33160.
(2)
Applicable percentage ownership is based on 16,893,650 shares of common stock outstanding as of October 23, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of June 14, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 23, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Mr. Armen Karapetyan resigned as the Company’s President, Chief Executive Officer, Treasurer and Director effective October 23, 2008.
(4)	Dr. Sanjiw Kumar Singh was appointed as the Company’s Chairman, Chief Executive Officer and President effective October 23, 2008.
(5)	Mr. Alan Jay Weisberg resigned as the Company’s Chief Financial Officer and was appointed as the Company’s Secretary effective October 23, 2008.

DESCRIPTION OF SECURITIES

(a) Common or Preferred Stock

We are authorized by our Certificate of Incorporation to issue an aggregate of 120,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $.0001 per share (our “Common Stock”) and 20,000,000 are shares of preferred stock, par value $.0001 per share (our “Preferred Stock”). As of October 23, 2008, 16,893,650 shares of our Common Stock were issued and outstanding.

All outstanding shares of our Common Stock are of the same class and have equal rights and attributes. The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. All of the holders of our Common Stock are entitled to share equally in dividends, if any, as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The holders of our Common Stock do not have cumulative or preemptive rights.

The foregoing description of our capital stock is merely a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to this registration statement on Form 10-SB.

On June 6, 2008, Armen Karapetyan and Joseph Rached, who as of such date represented the majority shareholders of the Company (the “Majority Shareholders”) entered into an agreement with Dr. Sanjiw Kumar Singh, Mr. Raju Kumar Singh and Mr. Rana Rajesh Kumar Singh (collectively, the “Protech Shareholders”), pursuant to which the Majority Shareholders and the Protech Shareholders agreed that the initial Board of Directors of the Company following the closing of the Share Exchange Agreement, would be comprised of two individuals. The Majority Shareholders and the Protech Shareholders agreed that they would each vote in favor of the other’s nomination to the Company’s Board of Directors. In addition, it was agreed that the Protech Shareholders would not sell his shares for a period of one year. It was further agreed that in the event any of the Majority Shareholders or the Protech Shareholders desire to sell shares, in accordance with the terms of the agreement, the other party shall have a right of first refusal to purchase such shares.

(b) Debt Securities

We currently have outstanding unsecured promissory notes representing a total of $45,472 in outstanding debt obligations arising out of loans to us by one of our major shareholders. The loans accrue interest at the rate of 4.75% per annum, and the principal, together with accrued interest, is required to be repaid as of the date that we receive gross proceeds from any one or more equity investments in the aggregate amount of at least $250,000. The interest rate at which such loans have been made are not believed to exceed rates that would otherwise be available to us. The promissory notes reflecting these loan obligations carry no rights of conversion.

(c) Other Securities To Be Registered

There are no items requiring disclosure hereunder.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Our Common Stock is not currently trading publicly on any stock exchange or over-the-counter quotation service. We are not aware of any market activity in our Common Stock since the date of our organization through the date of this filing.

There are not currently outstanding:

(1) any options or warrants to purchase, or securities convertible into, shares of our Common Stock;

(2) any shares of our Common Stock eligible to be sold pursuant to Rule 144 under the Securities Act or that we have agreed to register under the Securities Act for sale by the holders; or

(3) any shares of our Common Stock that are being or have been proposed to be, publicly offered by us.

(b) Holders

As of October 23, 2008, there were 21 holders of record of a total of 16,893,650 shares of our Common Stock.

(c)  Dividends

We have not paid any cash dividends to date and we do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds in our pursuit for an appropriate business combination.

(d) Securities Authorized for Issuance Under equity Compensation Plans

There are no items requiring disclosure hereunder.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

Item 5.06 Change in Shell Company Status.

See Item 2.01

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(b) Pro forma financial information.

(c) Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement by and amongst SFH I Acquisition Corp., Sanjiw Kumar Singh, Raju Kumar Singh, Raju Kumar Singh, Rana Rajesh Kumar and Protech Biosystems Pvt. Ltd.
10.2	Share holders’ Agreement
10.3	Employment agreement of Sanjiw Kumar Singh
99.1	Audited Financial Statements for the year ended December 31, 2007 of Protech Biosystems Pvt. Ltd.
99.2	Unaudited Financial Statements for the six months ended Juen 30, 2008 of Protech Biosystems Pvt. Ltd.
99.3	Unaudited Pro Forma Consolidated Financial Statements for the period ended December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFH I ACQUISITION CORP.

Dated: October 29, 2008
By /s/ Sanjiw Kumar Singh
Name: Sanjiw Kumar Singh
Title: Chairman, Chief Executive Officer and President